LOAN AGREEMENT


THIS LOAN AGREEMENT (the "Agreement") is made as of this 28th day of September, 1998 by and between KARTS INTERNATIONAL INCORPORATED, a Nevada corporation ("Borrower") And KBK FINANCIAL, INC., a Delaware Corporation ("KBK") in connection with the mutual covenants and agreements contained herein, the parties hereto-agrees as follows:




1. Definitions. All, terms and phrases used herein which are defined in the Uniform Commercial Code in the State of Louisiana, as amended from time to time (the "UCC") shall have the meanings given them in the UCC unless otherwise defined herein. The following definitions shall apply throughout this Agreement:


     "Affiliate" means with respect to any Person in question, any other Person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with such Person in question. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction or the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "A/R Borrowing Base" shall mean an amount equal to 65% of Eligible Accounts until the end of the Clean Up Period and 80% of Eligible Accounts thereafter.

     "A/R Line of Credit" has the meaning given it in Section 2.

     "A/R Line of Credit Amount" has the meaning given to it in Section 2.

     "BTK" means Broster's Thunder Markets, Inc.

     "Business Day" means any day other than Saturday, Sunday or any other day on which KBK's office in New Orleans, Louisiana is closed.

     "Clean Up Period" has the meaning given it in Section 2.

     "Collateral" has the meaning given it in Section 4.

     "Credit Facilities" has the meaning given it in Section 2.

     "Debit Account: means Account No. 5002120582 that Borrower has with Deposit Guaranty National Bank over which KBK has express written authority to debit pursuant to this Agreement.

     "Eligible Accounts" means, at the time of determination thereof, all accounts of Obligors except the following: (i) commencing January 1, 1998, any account which by its terms is payable more than thirty (30) days from the invoice date; (ii) any account which has been outstanding for more than ninety (90) days from the invoice date; (iii) to the extent that the aggregate outstanding amount owed by any single account debtor exceeds the Debtor Limit (which is $15,000.00 per account debtor unless otherwise approved by KBK), any amount in excess of the Debtor Limit owed by such account debtor; (iv) any account that is owed by an account debtor which is an Affiliate of any Obligor or an officer or employee of any Obligor; (v) any account that arises out of a sale made, goods shipped or services performed outside or the United States or that is owed by an account debtor located outside the United States unless such account debtor is subject to the jurisdiction of the courts in the United States with respect to such account; (iv) any account that is owed by an account debtor which is a creditor or supplier of any Obligor; (vii) any account that is owed by an account debtor which has asserted any defense or offset or which has contested any liability with respect to such account; (viii) any account owed by an account debtor if more than 20% (in dollar amount) of such account debtor's accounts are outstanding for more than ninety (90) days from the due date of the invoice; (ix) any account the account debtor of which is the United States or any department, agency or instrumentality thereof, unless the right to payment under such account is assigned to KBK in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727); (x) any account the account debtor of which is any state or any department, agency or subdivision thereof unless the right to payment under Such account is assigned to KBK in full compliance with such state's laws pertaining to the assignment of claims, if any; (xi) any account with respect to which any Obligor has furnished a payment and/or performance bond and that portion of any account representing retainage;
     (xii) any account owing by an account debtor for which there has been instituted a proceeding in bankruptcy or a reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for the relief of debtors; (xiii) any account with respect to which goods are placed on consignment or other terms by reason of which payment by the account debtor may be conditioned; and (xiv) any account (or portion of an account) which, KBK may designate from time to time, in its sole and absolute discretion, for exclusion from Eligible Accounts. The gross face amount payable pursuant to the invoice related to an account shall be used for purposes of determining the amount of an account.


     "Eligible Inventory" means as of any date, the aggregate value of all inventory of raw materials and finished goods (excluding work in progress and packaging materials, supplies and any advertising costs capitalized into inventory) then owned by USA or BTK and held for sale, lease or other disposition in the ordinary course of its business, in which KBK has a first priority lien, excluding (i) inventory which is damaged, defective, obsolete or otherwise unsalable in the ordinary course of the business of USA of BTK, (ii) inventory which has been returned or rejected, (iii) inventory subject to any consignment arrangement between USA or BTK and any other person or entity, (iv) Inventory which is in transit, (v) inventory located outside the United States, (vi) all inventory of USA until all of USA's inventory is tracked by a Tested Perpetual Inventory System, and
     (vii) inventory which KBK in KBK's sole and absolute descretion deems ineligible. For purposes of this definition, Eligible Inventory shall be valued at the lower of cost (excluding the cost of labor) or market value.


     Environmental Laws" means an and all federal, state and local laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the protection of human health or the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances


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



     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means with respect to any Person in question, any Person that would be treated as a single employer with Borrower.

     "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any ERISA Affiliate thereof with respect to which Borrower or any ERISA Affiliate has a fixed or contingent liability.

     "Event of Default: has the meaning given it in Section 13.

     "GAAP" means those generally accepted accounting principles and practices which arc recognized as such by the financial Accounting Standards Board (or any generally recognized successor), consistently applied throughout the period involved.

     "Guarantors" means USA, BTK and Kint, L.L.C. (whether one or more).

     "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, suits, liabilities, obligations, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind or nature, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of or resulting from, in connection with or in any way relating to or arising out of any of the Credit Facilities, the Collateral or any other transaction, act, omission, event or circumstance in any way connected with or contemplatcd by this Agreement or the other Loan Documents or any action taken or omitted by any such indemnified Person under or in connection with any of the foregoing (including but not limited to any investigation, litigation, proceeding, enforcement of KBK's rights or defense of KBK's actions related to or arising out of this Agreement or the other Loan
     Documents),  whether  or not any  Indemnified  Person  is a  party  hereto.


     "Indemnified   Person"  shall  collectively  mean  KBK  and  its  officers, directors, shareholders, employees, attorneys, representatives, agents, Affiliates, successors and assigns.

     "INV Borrowing Base" means an amount equal to 50% of all Eligible Inventory (subject to the provisions of the Inventory Maintenance Certificate and Inventory Reports attached hereto); provided, however, any Eligible Inventory which constitutes raw materials and is tracked by a Tested Perpetual Inventory Systems will have a borrowing base equal to 65%.

     "INV Line of Credit"  has the  meaning  given it in Section 2.

     "INV Line of Credit Amount" has the meaning given it in Section 2.

     "Lien" means any mortgage, lien, pledge, assignment, adverse claim, charge, security interest or other encumbrance,

     "Loan Documents" means this Agreement, the Notes and all other documents, agreements and instruments now or hereafter required by KBK to be executed and delivered in connection herewith (including, without limitation, all documents, agreements and instruments evidencing, securing, governing, guaranteeing and/or pertaining to the Notes and the Credit Facilities).


     "Net Profit" means net income after taxes (including extraordinary losses and excluding extraordinary gains) as of the end of time period being measured.

     "Notes" has the meaning given it in Section 3.

     "Obligors" means Borrower and Guarantors.

     "Person" means a corporation, association, partnership, limited liability company, organization, business, individual, governmental or political subdivision thereof or governmental agency.

     "Remittance Address" means the Borrower's current lockbox address until KBK notifies Borrower of a new Remittance Address.

     "Subordinated Debt" means indebtedness owing by Borrower to a creditor other than KBK which has been subordinated and subject in right of payment to the prior payment of all indebtedness and obligations now or hereafter owing by Borrower to KBK, such subordination to be evidenced by a written agreement between KBK and the subordinated creditor which is in form and substance satisfactory to KBK.

     "Tangible Net Worth" means, as of any date, the amount by which Borrower's total assets exceeds its total liabilities, plus Subordinated Debt, less any intangible assets (as defined by GAAP), less deferred charges.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, (b) the withdrawal of Borrower or any Affiliate of Borrower from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section4001 (a)(2) of ERISA, or (c) any event or condition which might constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Tested Perpetual Inventory System" means a perpetual inventory system which has been adequately tested to ensure that it works properly to the satisfaction of KBK, in KBK's sole discretion.


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


     "USA" MEANS USA Industries, Inc.

2. Credit Facilities, Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, KBK hereby agrees to provide to Borrower the following Credit Facility or Facilities (whether one or more, the "Credit Facilities"):

     (A) A/R Line of Credit. Subject to the terms and conditions set forth herein, KBK agrees to provide to Borrower - a revolving line of credit (the "A/R Line of Credit") during the period commencing on the date hereof and continuing through the maturity date of the Note evidencing the A/R Line of Credit from time to time. Borrower or may request advances under the A/R Line of Credit from time to time; provided, however, the total principal amount outstanding at any time under the A/R Line of Credit shall not exceed the lesser of (i) an amount equal to the A/R Borrowing Base, or (ii) $1,000,000.00 (the "A/R Line of Credit Amount"). If at any time the aggregate principal amount outstanding under the A/R Line of Credit shall exceed an amount equal to the A/R Borrowing Base, Borrower agrees to immediately repay to KBK such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions set forth in this Agreement and in the Note evidencing the A/R Line of Credit from time to time, Borrower may borrow, repay and reborrow under the A/R Line of Credit. The sums advanced under the A/R Line of Credit shall be used for working capital purposes.

     (b) INV Line of Credit. Subject to the terms and conditions set forth herein, KBK agrees to provide to Borrower a revolving line of credit (the "INV Line of Credit") during the period commencing on the date hereof and continuing through the 10th day prior to the maturity date of the Note evidencing the INV Line ine of Credit from time to time. Borrower may request advances under the INV Line of Credit from
          time  to  time,  provided,   however,   the  total  principal  amount
          outstanding at any time under the INV Line of Credit shall not exceed the lesser of (i) an amount equal to the INV Borrowing Base, or (ii) $1,000,000.00 (the "INV Line of Credit Amount"). If at any time the aggregate principal amount outstanding under the INV Line of Credit shall exceed an amount equal to the INV Borrowing Base, Borrower agrees to immediately repay to KBK such excess amount, plus all accrued but unpaid interest thereon. Borrower understands and agrees that for a period of at least 30 consecutive days (the "Clean Up Period") during the period between January 1 and February 28 each year, Borrower must repay all amounts outstanding under tire INV Line of Credit. Borrower may request advances under the INV Line of Credit no more often than once each calendar day. Subject to the terms and conditions set forth in this Agreement and in the Note evidencing the INV Line of Credit from time to time, Borrower may borrow, repay and reborrow under the INV Line of Credit. The sums advanced under the INV Line of Credit shall be used for working capital purposes.

3.   Promissory  Notes.

     (a) Notes. Borrower agrees to execute, Contemporaneously herewith, a promissory note payable to the order of KBK, in form and substance acceptable to KBK in KBK's sole and absolute discretion, for each Credit Facility provided hereunder to evidence the indebtedness owing by Borrower to KBK under each such facility (whether one or more, together with any renewals, extensions and increases thereof, the "Notes").

     (b) Rate and Payments. The principal of and interest on the Notes shall be due and payable and may be prepaid in accordance with the terms and conditions set forth in the Notes and in this Agreement. Interest on the Notes shall accrue at the rate set forth therein; provided, however, in the event Obligors, on a consolidated basis, achieve a Net Profit of at least $200,000.00 as of the end of any fiscal year based upon Obligor's annual audited financial statements, the Contract Rate (as defined in the Notes) shall be reduced to the Base Rate plus one and one-half percent (1.5%). Any such interest rate reduction will become effective on the first day of the calendar month following (i) delivery to KBK or Obligor's annual audited financial statements which demonstrate the requisite Net Profit, and (ii) a notice letter from Borrower requesting that the Contract Rate be adjusted. In the event the Contract Rate in the Notes is ever decreased per this subsection, to maintain such lower interest rate, Obligors MUST maintain a Net Profit of at least $200,000.00 annually thereafter per their annual audited financial statements. In the event a Net Profit of at least $200,000.00 is not maintained or Borrower does not timely deliver the annual audited financial statements to KBK in accordance with Subsection 12(a), the Contract Rate of the Notes Shall be immediately increased to the original Contract Rate.

4. Collateral. As security for the indebtedness evidenced by the Notes and any and all other indebtedness or obligations owing from time to time by Borrower to KBK under this Agreement, KBK shall receive a Lien in and to the collateral described in the other Loan Documents (the "'Collateral").


5. Guarantors. As a condition precedent to KBK's obligation to provide the Credit Facilities to Borrower, Borrower agrees to cause the Guarantors to each execute and deliver to KBK contemporaneously herewith a guaranty agreement, in form and substance acceptable to KBK in KBK's sole and absolute discretion.

6.   Fees.

     (a) Commitment Fee. Borrower shall pay to KBK, concurrently with the execution hereof, a commitment fee in the amount of one percent (1.0%) of the A/R Line of Credit Amount, and one percent (1.0%) of the INV Line of Credit Amount. Borrower hereby authorizes KBK, in KBK's sole discretion, to collect any such commitment fees (i) by deducting such fees from the first advance under the subject Credit Facilities, (ii) by debiting the Debit Account, (iii) by applying that portion of any up-front deposit delivered to KBK by Borrower which is in excess of KBK's costs and expenses (including, without limitation, attorneys' fees), or (iv) by using any combination of the foregoing. This authorization does not affect Borrower's obligation to pay such sums to KBK. Borrower and KBK acknowledge and agree that the commitment fees are reasonable compensation to KBK for making the subject Credit Facilities available to Borrower and for no other purpose and are fully earned and non-refundable under any and all circumstances.

     (b) Servicing Fee. Borrower agrees to pay KBK a servicing fee on the first day of each calendar month during the term of the A/R Line of Credit equal to l/12% of the A/R Line of Credit Amount. Borrower agrees to pay KBK a servicing fee on the first day of each calendar month during the term of the INV Line of Credit equal to 1/12% of the INV Line of Credit Amount. If the first calendar month covers less than a full month, the



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


          servicing fees shall be prorated for such month. Borrower hereby authorizes KBK, in KBK's sole discretion, to collect such servicing fees (i) by deducting such fee from the first advance, if any, under the subject Credit Facility after such fee is due, (ii) by debiting the Debit Account, or (iii) by using any combination of the foregoing. This authorization does not affect Borrower's obligation to pay such sums to KBK when due. Borrower and KBK acknowledge and agree that such fees are reasonable compensation to KBK for making the Credit Facilities available to Borrower and for no other purpose,

7. Representations and Warranties. Borrower hereby represents and warrants, and upon each request for an advance under the Credit Facilities further represents and warrants, to KBK as follows:

          (a) Existence: Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly licensed, qualified to do business and is in good standing in all other states in which such licensing, qualification and good standing are necessary. Borrower has all requisite power and authority (i) to own and operate its properties, (ii) to carry on its business as now conducted and as proposed to be conducted, and (iii) to execute and deliver this Agreement and the other Loan Documents to which Borrower is a party.

          (b) Binding Obligations. The execution, delivery, and performance of this Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

          (c) No Consent. The execution, delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of Borrower's articles or certificate of incorporation or bylaws, (B) any law, governmental regulation, court decree or order applicable to Borrower, or (C) any other document or agreement to which Borrower is a party, or (ii) require the consent, approval or authorization of any third party.


          (d) Financial Condition. Each financial statement of Borrower supplied to KBK is true, correct and complete in all material respects and fairly presents Borrower's financial condition in all material respects as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to KBK.

          (e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the business, financial condition, properties, operations or prospects of Borrower.

          (f) Taxes, Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. There is no tax Lien notice against Borrower or its properties presently on file.

          (g) ERISA Compliance. Borrower is in compliance with ERISA concerning Borrower's ELSA Plan, if any, or is not required to contribute to any "Multi-employer plan" as defined in Section 401 Of ELSA.

          (h) Compliance with Laws. Borrower is conducting its business in material compliance with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower or upon its businesses, operations and property (including, without limitation, all Environmental Laws). Borrower has all permits and licenses necessary for the operations of its business as presently conducted and as proposed to be conducted.

          (i) Tradenames. Borrower and Guarantors conduct business under no trade or assumed name except Kim L.L.C. conducts business under the tradename Bird Promotions.

8. Conditions Precedent to Advances. KBK's obligation to make any advance under this Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to KBK in this Agreement and the other Loan Documents shall be true and correct, as or and as if made on such date, (ii) no material adverse change in the financial condition of Borrower or its business since the effective date of the most recent financial statements furnished to KBK by Borrower shall have occurred, (iii) no Event of Default shall have occurred and no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), (iv) KBK shall have received all Loan Documents appropriately executed by Borrower and all other proper parties and all such Loan Cocuments are in full force and effect, and (v) KBK shall have received all fees and expenses owing to KBK under this Agreement and the other Loan Documents.


9. Affirmative Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) KBK has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless KBK shall otherwise consent in writing (which consent may be withheld by KBK in KBK's sole and absolute discretion):


     (a) Accounts and Records. Maintain its books and records in accordance with GAAP.


     (b) Right of Inspection. Permit KBK to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times. Borrower agrees to pay all costs associated with any such audits, at a rate equal to $500.00 per day, per person, plus out-of-pocket expenses; provided, however, as long as no Event of Default has occurred, Borrower's obligation for KBK's audits shall not exceed $15,000.00 per calendar year.

     (c) Right to Additional Information. Furnish KBK with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as KBK may request from time to time.

     (d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower, its businesses, operations and properties (including without limitation, all Environmental Laws).

     (e) Taxes. Pay and discharge when due all assessments, taxes, governmental charges and levies, of every kind and nature , imposed upon Borrower or its properties, income or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a Lien upon any of Borrower's property, income or profits, provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy or claim so long as (i) same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings timely instituted, (ii) Borrower shall have established adequate reserves with respect to such contested assessment, tax, charge, levy or claim in accordance with GAAP, and (iii) the perfection and priority of KBK's security interest in the Collateral, or the value of the Collateral, is not impaired.


     (f) Insurance. Maintain, with Financially sound and reputable insurers, such insurance as deemed necessary or otherwise required by KBK, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation and business interruption insurance.

     (g) Notice of Material Change/Litigation. Borrower shall promptly notify KBK in writing (i) of any material adverse change in Borrower's financial condition or its businesses, and (ii) of any litigation or claims against Borrower which could materially affect Borrower or its business operations, financial condition or prospects.

     (h)  Corporate  Existence.   Maintain  its  corporate  existence  and  good
          standing in the state of its incorporation and its qualification and good standing in all other states where required by applicable law.

     (i) ERISA. Borrower shall promptly notify KBK in writing of the adoption or amendment of any plan that results in the representations in Subsection 7(g) no longer being true and correct.

     (j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which KBK may reasonably request in order to give effect to the transactions contemplated under this Agreement and the other Loan Documents.

     (k) Remittance Address, Application of Account Proceeds. The invoices related to all of Borrower's accounts shall set forth the Remittance Address as its sole address for payment, KBK shall have exclusive and unrestricted access to the Remittance Address. KBK is irrevocably authorized and empowered to apply any and all proceeds of collection of accounts received by KBK (at KBK's option, without obligation to do so) to the outstanding principal amount of, interest on, and other amounts owing in connection with the Note evidencing the A/R Line of Credit, this Agreement and the other Loan Documents (in any order selected by KBK) within 3 Business Days after KBK receives and deposits such proceeds. Borrower acknowledges and agrees (a) that all proceeds of collection of Borrower's accounts by KBK will not be segregated by KBK and may be commingled with KBK's other funds, and
          (b) that KBK shall have no duty (fiduciary or otherwise) with respect to the proceeds of collection of Borrower's accounts except as specifically provided for in this Agreement and the other Loan Documents. If KBK either elects not to apply the proceeds of such collections to the amounts owing to KBK within such 3 Business Day period or there are no amounts owing to KBK under or in connection with the A/R Line of Credit, KBK shall retain possession of such collections as additional Collateral; provided, however, that if no Event of Default has occurred, KBK shall release such collections to Borrower at the written request of Borrower after such 3 Business Day period has elapsed.

     (i) Perpetual Inventory System. USA and BTU must have a tested Perpetual Inventory System in place covering all of their inventory on or before January 3 1, 1999.

10. Negative Covenants, Until (i) the Notes and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) KBK has no further commitment to lend hereunder, Borrower will not and Will cause Guarantors to not, without the prior written consent of KBK (which consent may withhold in KBK's sole and absolute discretion):

     (a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

     (b) Liquidations; Mergers; Consolidations; Acquisitions; Name Change Liquidate, merge or consolidate with or into any other Person, convert from one type of legal entity to another type of legal entity, form or acquire any new subsidiary or acquire by purchase or otherwise all or substantially all of the assets of any other Person, or change its name or operate under any new trade or assumed names.

     (c) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of any Obligor, except in the reasonable terms no less favorable to Obligor than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of any Obligor and in accordance with the terms and provisions of the Loan Documents.

     (d) Sale of Assets. Sell, lease, transfer or otherwise dispose of all or substantially all of its assets or properties, other than inventory sold in the ordinary course of business and as necessary to replace obsolete equipment.

     (e) Liens. Create or incur any Lien on any of its assets, other than (i) Liens securing indebtedness owing to KBK, (ii) pledges or deposits to secure the payment of obligations under any worker's compensation laws or similar laws, (iii) deposits to secure the payment of public or statutory obligations, (iv) mechanic's, carriers', workman's, repairman's or other Liens arising by operation of law in the ordinary course of business which secure obligations that are not overdue or arc being contested in good faith and for which such entity has established adequate reserves in accordance with generally accepted accounting principles, (and for which KBK's security interest in the Collateral is not impaired) and (v) Liens existing as of the date hereof which have been disclosed to and approved by KBK in writing.


     (f)  Change in Management.  Permit a change in the senior management.

     (g)  Loans.  Make any loans to any person or entity.

11. Financial Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) KBK has no further commitment to lend hereunder, Obligors, on a consolidated basis, will maintain the following financial covenants;

     (a) Current Ratio. At the end of each fiscal month, a ratio of (i) current assets (excluding prepaid expenses), to (ii) current liabilities of not less than 1.5 to 1.0.

     (b) Debt/Tangible Net Worth Ratio. At the end of each fiscal month, a ratio of total liabilities to Tangible Net Worth of less than 2.5 to 1.0.

     (c) Tangible Net Worth. At the end of each fiscal month, its Tangible Net Worth of not loss than $2,500,000.00.

     Unless  otherwise  specified,   all  accounting  and  financial  terms  and
     covenants set forth above are to be determined according to GAAP.

12. Reporting Requirements. Until (i) the Notes and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) KBK has no-further commitment to lend hereunder, Borrower will and will cause the Guarantors, unless KBK
     shall  otherwise  consent  in  writing,   furnish  to  KBK:

     (a) Financial Statements. The following financial statements: (i) within 120 days after the last day of each fiscal year of Borrower a consolidated statement of income and a consolidated statement of cash flows of Obligors for such fiscal year, and a consolidated balance sheet of Obligors as of the last day of such fiscal year in each case audited by an independent certified public accounting firm acceptable to KBK, together with a copy of any report to management delivered to Borrower by such accountants in connection therewith; and (ii) within 30 days after the last day of each fiscal month of Borrower, an unaudited consolidated statement of income and statement of cash flows of Obligors for such fiscal month, and an unaudited consolidated balance sheet of Obligors as of the last day of such fiscal month. Borrower represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of Borrower for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of Borrower as of the date set forth therein, all in accordance with GAAP, (or, with respect to unaudited financial statements, in the notes thereto and subject to year-end review adjustments).

     (b) Borrowing-Base Report. An A/R Borrowing Base Report, in the form attached hereto as Schedule A, contemporaneously with each advance requested under the A/R Line of Credit and within ten (10) Business Days after the end of each month

     (c) A/R Aging. An accounts receivable aging report in form and detail satisfactory to KBK within ten (10) Business Days after each month.

     (d) Inventory Maintenance Certificate. With each advance request under the INV Line of Credit, with each advance request under the A/R Line of Credit and within ten (10) Business Days after the end of each month,
          (i) Borrower shall provide to KBK an Inventory Maintenace Certificate, in the form attached hereto as Schedule 3, (ii) until such time all of the inventory, of BTK is covered by a Tested Perpetual inventory System, BTK shall provide to KBK an Inventory Report in the form attached hereto as Schedule C, (iii) after all of the inventory of BTK is covered by a Tested Perpetual Inventory System, BTK shall provide to KBK an Inventory Report in the form attached hereto as Schedule D, and (iv) after all of the inventory of USA is covered by a Tested Perpetual Inventory System, USA shall provide to KBK an Inventory Report in the form, attached hereto as Schedule E.

     (c) Inventory Listing. A list of inventory for USA and BTK by location and type (to include the following: raw materials, work in Process and finished goods) within ten (10) Business Days after the end of each month, in form and detail satisfactory to KBK.

13. Events of Default Each of the following shall constitute an "Event of Default" under this Agreement and the other Loan Documents:


     (a) Failure to Pay Indebtednes. Borrower shall fail to pay as and when due any part of the principal of, or interest on, the Notes or any other indebtedness or Obligations now or hereafter owing to KBK by Borrower,

     (b) Non-performance of Covenants. Any of the Obligors shall breach any covenant or agreement made herein, any of tile other Loan Documents or in any other agreement now or hereafter entered into between any of the Obligors and KBK.

     (c) False Representation. Any warranty or representationmade herein, or in any of the other Loan Documents shall be false or misleading in any material respect when made.

     (d) Default Under Other Loan Documents. The occurrence of an event of default under any of the other Loan Documents or any other agreement now or hereafter entered into between any of the Obligors and KBK.

     (c) Untrue Financial Report. Any report certificate, schedule, financial statement, profit and loss statement or other statement furbished by any Obligor, or by any other person on behalf of any Obligor, to KBK is not true and correct in any material respect.

     (f) Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by any of the Obligors to any third party under any agreement or undertaking.

     (g) Bankruptcy. The filing of a voluntary or involuntary case by or against any, of the Obligors under the United States Bankrupcy Code or other present or future federal or state insolvency, bankruptcy or similar laws, or the appointment of a receiver, trustee, conservator or custodian for a substantial portion of the assets of any of the Obligors.

     (h) Insolvency. Any of the Obligors shall become insolvent make a transfer in fraud of creditors or make an assignment for the benefit of creditors.

     (i) Involuntary Lien. The filing or commencement of any involuntary Lien, garnishment, attachment or the like shall be issued against or with respect to the Collateral.

     (j) Material Adverse Change. A material adverse change shall have occurred in the financial condition, business prospects or operations of any of the Obligors.


     (k) Tax Lien. Any of the Obligors shall have a federal or state tax Lien filed against any of its properties.


     (l) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law.

     (m) ERISA Plan. Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan of Borrower or its ERISA Affiliate, or (ii) any Termination Event occurs with respect to any ERISA Plan of Borrower or its ERISA Affiliate and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25.000.

     (n) Guarantor's Obligations. If any of the obligations of any Guarantor is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an insolvency proceeding.

     (o) Judgment. The entry against any of the Obligors of a final and nonappicalable judgment for the payment of money in excess of $25,000 (not covered by insurance satisfactory to KBK in KBK's sole: discretion).

     Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

14. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to KBK by Borrower at such time shall, at the option of KBK, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) KBK may, at its option, cease further advances under the Credit Facilities or under any of the Loan Documents, Provided however, concurrently and automatically with the occurrence of an Event of Default under Suhsections (g) or (h) in the Section entitled "Event of Default" (i) further advances under the Credit Facilities and under lite Loan Documents shall cease, and (ii) the Notes and all other indebtedness owing to KBK by Borrower at such time shall, without any action by KBK, become immediately due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of KBK set forth in this Agreement and in any of the other Loan Documents are cumulative and may also be exercised by KBK, at its option and in its sole discretion, upon the occurrence of an Event of Default.

15. Indemnification. Borrower hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN
     WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, but shall exclude any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. If Borrower or any third party ever alleges any gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and affect of the alleged gross negligence or willful misconduct. Upon notification and demand, Borrower agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of Counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this Section, Borrower waives all notices from any Indemnified Person. The Provisions of this Section shall Survive the termination of this Agreement.

16. Rights Cumulative. All rights of KBK under the terms of this Agreement shall be cumulative of, and in addition to, rights of KBK under any and all other agreements between Borrower and KBK (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by KBK under the terms of any other agreement.


17. Waiver and Agreement. Neither the failure nor any delay on the part of KBK to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by KBK, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

18. Benefits. This Agreement shall be binding upon and inure to the benefit of KBK and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of KBK, assign any rights powers, duties or obligations under this Agreement or any of the other Loan Documents.

19. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) telecopy (with receipt thereof confirmed by telecopier) sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service, or in the case of telecopy, upon receipt. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

20. Governing Law; Venue; Submission to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER OR THEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF LOUISIANA. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE BY THE PARTIES IN ORLEANS PARISH, LOUISIANA. BORROWER AND KBK EACH AGREE THAT ORLEANS PARISH, LOUISIANA, SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT SUCH PARISH IS A CONVENIENT FORUM IN WHICH To DECIDE ANY SUCH DISPUTE OR CLAIM. BORROWER AND KBK EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN ORLEANS PARISH, LOUISIANA FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

21. Waiver of Jury Trial. BORROWER AND KBK EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME
     ARISING OUT OF UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

22. Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

23. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) the preparation of the Loan Documents, (ii) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (iii) any action in the enforcement of KBK's rights upon the occurrence of Event of Default.

24. Participation of the Credit Facilities. Borrower agrees that KBK may, at its option, sell interests in any of the Credit Facilities and its rights under (his Agreement and the other Loan Documents and, in connection with each such sale, KBK may disclose any, financial and other information available to KBK concerning Borrower to each prospective purchaser and assignee.

25. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

26. Counterparts. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Agreement by telecopy also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

27. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT ALSO AMENDS AND SUPERSEDES ANY OF THE TERMS OF ANY PRIOR WRITTEN AGREEMENTS WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT.

EXECUTED as of the date first above written.

BORROWER:                KBK FINANCIAL, INC.



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

KARTS INTERNATIONAL INCORPORATED        By:  ______________________________

By: /s/ Robert M. Aubrey                Name:          Jeff Kassing
    -----------------------------
        Robert M. Aubrey

Title:       C.E.O                      Title:  Vice President & General Counsel


Borrower's Address:                     KBK's Address:

P.O. Box 695                            201 St. Charles Avenue
62204 Commercial Street                 Suite 4208
Roseland, Louisiana                     New Orleans, Louisiana  70170
70456                                   Attn:  Legal Department
telecopy No. (504) 747-2700             Telecopy No. (504) 569-8114






















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